UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2009

AMERICAN SIERRA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52927 (Commission File Number)	98-0528416 (IRS Employer Identification Number)

207 Marina Vista

Jolly Harbour, Antigua

(Address of principal executive offices)

(268) 726-1007

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

          On September 29, 2009, American Sierra Gold Corp., a Nevada corporation (the “Company”), entered into a Consulting Agreement with Johannes Petersen, whereby Mr. Petersen will serve as a director of the Company and as the Company’s new Chief Financial Officer. The material terms and conditions of Mr. Petersen’s appointment are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On September 29, 2009, the sole director on the Board of Directors (the “Board”) of American Sierra Gold Corp., a Nevada corporation (the “Company”) approved by resolution an increase to the authorized number of directors who may serve on the Board, from one (1) to two (2). Concurrently, the Board appointed Johannes Petersen as an independent director to fill the vacancy created on the Board and to serve as the Company’s new Chief Financial Officer, all pursuant to the terms and conditions of a Consulting Agreement between the Company and Mr. Petersen.

          The Company’s Board now consists of Messrs. Petersen and Gruden. It is contemplated that Mr. Petersen may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time. Mr. Petersen has no family relationships with any of the Company’s directors, executive officers, director nominees or significant employees. Further, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History

          Mr. Petersen holds a BSc in Economics from Universidad del Pacifico (Peru) and an MBA degree from the London Business School (UK). He brings to the Company experience gained from multiple managerial and directorship positions within diverse private and public companies. Since completing his business school studies, Mr. Petersen gained business development and business planning experience with an emphasis in the resources industry. He has worked in business planning and development for natural resource projects and has also covered several functions within the financial services industry, ranging from fixed income to currency trading.

          Mr. Petersen currently sits on the board of directors of Reflection Oil & Gas Partners Ltd., a private UK company, Tiger Oil & Gas Corporation Ltd, a private UK company of which he was a founder, Hainan Mining Corporation Ltd., a private UK company of which he was a founder, and Century Petroleum Corp. (f/k/a SOM Resources Inc.), a U.S. public company, currently quoted on the Pink Sheets, of which he was a founder and is the current CEO.

          Mr. Petersen formerly worked for Dragon Gold Resources Inc. (n/k/a Edgeline Holdings, Inc.), a U.S. company previously listed on the OTC Bulletin Board and formerly worked in Lima, Peru for the following: Peru Scan Trading SAC, Credibolsa SAB, Banco de Credito del Peru and CONASEV (Peruvian securities regulation agency equivalent to the SEC).

Compensation

          Pursuant to the terms and conditions of the Consulting Agreement, Mr. Petersen will receive US$5,000 per month as compensation for service as a director, payable on the 1st day of each month while the Consulting Agreement remains in effect. The form and terms of stock compensation to Mr. Petersen for service on the Board remains subject to Board approval and will be disclosed when finalized.

          For further information regarding Mr. Petersen’s appointment to the Board and as Chief Financial Officer, please see the Consulting Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Consulting Agreement between American Sierra Gold Corp. and Johannes Petersen, dated September 29, 2009

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SIERRA GOLD CORP.

Dated: October 4, 2009	By:	/s/ Wayne Gruden President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Consulting Agreement between American Sierra Gold Corp. and Johannes Petersen, dated September 29, 2009